Exhibit 99.1
EPAM Reports Results for Third Quarter 2017

Third quarter revenues of $377.5 million, up 26.6% year-over-year
GAAP Diluted EPS of $0.77 for the third quarter
Non-GAAP Diluted EPS of $0.92 for the third quarter

Newtown, PA — November 2, 2017 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its third quarter ended September 30, 2017.

“Our third-quarter results were driven by strong demand from our clients, fueled by their need to stay competitive under constant disruption,” said Arkadiy Dobkin, CEO & President, EPAM. “Our focus on continuously improving and adding capabilities, and hiring and developing the best talent, has helped us keep pace with the next wave of emerging technologies and offer our clients the most valuable business solutions.”

Third Quarter 2017 Highlights

•
Revenues increased to $377.5 million, a year-over-year increase of $79.2 million, or 26.6% due to strong broad-based demand across the industries we serve and geographies in which we operate. In constant currency, revenue was up 24.6% year-over-year;

•	GAAP income from operations was $49.2 million, an increase of $15.3 million or 45.3% compared to $33.9 million in the third quarter of 2016;

•	Non-GAAP income from operations was $62.6 million, an increase of $12.9 million, or 25.9%, compared to $49.7 million in the third quarter of 2016;

•	Diluted earnings per share (EPS) on a GAAP basis was $0.77, an increase from $0.49 in the third quarter of 2016;

•	Non-GAAP diluted EPS was $0.92, an increase from $0.76 in the third quarter of 2016 based on a weighted average share count of 55.2 million fully diluted shares outstanding.
Cash Flow from Operations

•	Cash from operations was $124.0 million for the first nine months of 2017, up from $111.2 million for the first nine months of 2016;

•	Cash and cash equivalents totaled $512.5 million as of September 30, 2017, an increase of $150.5 million or 41.6% from $362.0 million as of December 31, 2016.
Other Metrics

•	Total headcount was 24,547 as of September 30, 2017, an increase of 13.0% from 21,720 as of September 30, 2016;

•	Total number of delivery professionals was 21,638 as of September 30, 2017, an increase of 13.5% from 19,070 as of September 30, 2016.

2017 Outlook - Full Year and Fourth Quarter
Full Year

•
Revenue growth for fiscal 2017 will now be at least 24%, after reflecting an updated foreign exchange assumption of an estimated 1% for currency tailwinds. We expect constant currency growth will continue to be at least 23%.

•	We expect GAAP income from operations to continue to be in the range of 12% to 13% of revenue and non-GAAP income from operations to continue to be in the range of 16% to 17% of revenue.

•
We now expect our GAAP effective tax rate to be approximately 16% and our non-GAAP effective tax rate to be approximately 21%. This reflects the adoption of the accounting pronouncement related to stock based compensation effective January 1st 2017.

•	Based on stronger than previously expected second-half revenues, for earnings per share:

◦	We now expect GAAP diluted EPS will be at least $2.68 for the full year; and

◦	Non-GAAP diluted EPS will now be at least $3.41 for the full year based on an expected weighted average share count of 54.9 million fully diluted shares outstanding.
Fourth Quarter

•
Revenues will be at least $395 million for the fourth quarter, reflecting a year-over-year growth rate of at least 26% after estimating 3% for currency tailwinds, meaning expected constant currency growth will be at least 23%.

•	For the fourth quarter, we expect GAAP income from operations to be in the range of 13% to 14% of revenue and non-GAAP income from operations to be in the range of 16.5% to 17.5% of revenue.

•	We expect our GAAP effective tax rate to be approximately 17% and our non-GAAP effective tax rate to be approximately 20%.

•
We expect GAAP diluted EPS will be at least $0.78 for the quarter, and non-GAAP diluted EPS will be at least $0.96 for the quarter based on an expected weighted average share count of 55.8 million fully diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, November 2, 2017 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13670468. The replay will be available until November 16, 2017.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its “Engineering DNA” and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #12 in FORBES 25 Fastest Growing Public Tech Companies, as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies, and as a top UK Digital Design & Build Agency.
For more information, please visit http://www.epam.com/ and follow us on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, legal settlements, foreign exchange gains and losses, acquisition-related costs, and the related effect on taxes. Management may also compare operating results on a basis of “constant currency”, which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Senior Director, Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(US Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$377,523	$298,293	$1,051,151	$846,607
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	239,369	190,797	667,231	538,960
Selling, general and administrative expenses	81,190	67,491	240,062	193,226
Depreciation and amortization expense	7,174	5,925	20,866	17,150
Other operating expenses, net	542	178	2,096	958
Income from operations	49,248	33,902	120,896	96,313
Interest and other income, net	1,416	1,067	2,802	3,416
Foreign exchange loss	(77)	(1,728)	(1,470)	(5,313)
Income before provision for income taxes	50,587	33,241	122,228	94,416
Provision for income taxes	7,953	7,067	18,594	19,913
Net income	$42,634	$26,174	$103,634	$74,503
Foreign currency translation adjustments	5,703	358	16,640	2,671
Comprehensive income	$48,337	$26,532	$120,274	$77,174

Net income per share:
Basic	$0.81	$0.51	$2.00	$1.48
Diluted	$0.77	$0.49	$1.90	$1.40
Shares used in calculation of net income per share:
Basic	52,545	51,131	51,807	50,172
Diluted	55,229	53,864	54,662	53,159

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(US Dollars in thousands, except share and per share data)

	As of September 30, 2017	As of December 31, 2016
Assets
Current assets
Cash and cash equivalents	$512,493	$362,025
Restricted cash	—	2,400
Time deposits	803	403
Accounts receivable, net of allowance of $1,460 and $1,434, respectively	230,119	199,982
Unbilled revenues	106,377	63,325
Prepaid and other current assets, net of allowance of $123 and $644, respectively	31,557	15,690
Employee loans, net of allowance of $0 and $0, respectively	2,393	2,726
Total current assets	883,742	646,551
Property and equipment, net	77,935	73,616
Restricted cash	278	239
Employee loans, net of allowance of $0 and $0, respectively	2,462	3,252
Intangible assets, net	46,238	51,260
Goodwill	119,452	109,289
Deferred tax assets	30,300	31,005
Other long-term assets, net of allowance of $136 and $132, respectively	12,599	10,599
Total assets	$1,173,006	$925,811

Liabilities
Current liabilities
Accounts payable	$5,592	$3,213
Accrued expenses and other liabilities	71,842	49,895
Due to employees	42,920	32,203
Deferred compensation due to employees	2,890	5,900
Taxes payable	35,740	25,008
Total current liabilities	158,984	116,219
Long-term debt	25,041	25,048
Other long-term liabilities	3,836	3,132
Total liabilities	187,861	144,399
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 52,748,006 and 51,117,422 shares issued, 52,728,271 and 51,097,687 shares outstanding at September 30, 2017 and December 31, 2016, respectively	52	50
Additional paid-in capital	456,624	374,907
Retained earnings	549,694	444,320
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(21,048)	(37,688)
Total stockholders’ equity	985,145	781,412
Total liabilities and stockholders’ equity	$1,173,006	$925,811

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(US Dollars in thousands, except percent and per share amounts)
(Unaudited)

Reconciliation of revenue growth at constant currency to revenue growth as reported under GAAP is presented in the table below:

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Revenue growth at constant currency(1)	24.6%	24.1%
Foreign exchange rates impact	2.0%	0.1%
Revenue growth as reported	26.6%	24.2%

(1)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to Non-GAAP for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$239,369	$(4,913)	$234,456	$667,231	$(14,452)	$652,779
Selling, general and administrative expenses(3)	$81,190	$(6,336)	$74,854	$240,062	$(26,398)	$213,664
Income from operations(4)	$49,248	$13,376	$62,624	$120,896	$46,814	$167,710
Operating margin	13.0%	3.6%	16.6%	11.5%	4.5%	16.0%
Net income(5)	$42,634	$8,336	$50,970	$103,634	$30,042	$133,676
Diluted earnings per share(6)	$0.77		$0.92	$1.90		$2.45

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$190,797	$(4,518)	$186,279	$538,960	$(12,600)	$526,360
Selling, general and administrative expenses(3)	$67,491	$(9,315)	$58,176	$193,226	$(25,234)	$167,992
Income from operations(4)	$33,902	$15,822	$49,724	$96,313	$44,037	$140,350
Operating margin	11.4%	5.3%	16.7%	11.4%	5.2%	16.6%
Net income(5)	$26,174	$14,582	$40,756	$74,503	$38,894	$113,397
Diluted earnings per share(6)	$0.49		$0.76	$1.40		$2.13

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Stock-based compensation expenses - non-acquisition related	$4,913	$4,518	$14,452	$12,600
Total adjustments to GAAP cost of revenues(2)	4,913	4,518	14,452	12,600
Stock-based compensation expenses - acquisition related	216	3,890	8,067	9,870
Stock-based compensation expenses - all other	6,088	5,418	17,401	15,050
Other acquisition-related expenses	32	7	930	314
Total adjustments to GAAP selling, general and administrative expenses(3)	6,336	9,315	26,398	25,234
Amortization of purchased intangible assets	1,869	1,989	5,706	6,203
One-time charges	258	—	258	—
Total adjustments to GAAP income from operations(4)	$13,376	$15,822	$46,814	$44,037
Foreign exchange loss	77	1,728	1,470	5,313
Provision for income taxes:
Tax effect on non-GAAP adjustments	(2,497)	(2,968)	(9,790)	(10,456)
Excess tax benefits related to stock-based compensation (a)	(2,620)	—	(8,452)	—
Total adjustments to GAAP net income(5)	$8,336	$14,582	$30,042	$38,894

(a)
Effective January 1, 2017 with the adoption of ASU 2016-09, the Company is prospectively presenting excess tax benefits related to stock-based compensation in the Provision for income taxes. Prior to
January 1, 2017, the Company recorded these benefits in Additional paid-in-capital.

(6)	There were no adjustments to GAAP average diluted common shares outstanding during the three and nine months ended September 30, 2017 and 2016.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	Fourth Quarter 2017	Full Year 2017
Revenue growth at constant currency (at least)(7)	23.0%	23.0%
Foreign exchange rates impact	3.0%	1.0%
Revenue growth (at least)	26.0%	24.0%

(7)
Constant currency revenue results are calculated by translating current period projected revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of GAAP to Non-GAAP income from operations as a percentage of revenue is presented in the table below:

	Fourth Quarter 2017	Full Year 2017
GAAP income from operations as a percentage of revenue	13.0% to 14.0%	12.0% to 13.0%
Stock-based compensation expenses	3.0%	3.5%
Included in cost of revenues	1.3%	1.3%
Included in selling, general and administrative expenses	1.7%	2.2%
Other acquisition related expenses	—	—
Amortization of purchased intangible assets	0.5%	0.5%
One-time charges	—	—
Non-GAAP income from operations as a percentage of revenue	16.5% to 17.5%	16.0% to 17.0%

Reconciliation of GAAP to Non-GAAP effective tax rate is presented in the table below:

	Fourth Quarter 2017	Full Year 2017
GAAP effective tax rate	17.0%	16.0%
Tax effect on non-GAAP adjustments	1.4%	2.3%
Excess tax benefit related to stock-based compensation (a)	1.6%	2.7%
Non-GAAP effective tax rate	20.0%	21.0%

(a)
Effective January 1, 2017 with the adoption of ASU 2016-09, the Company is prospectively presenting excess tax benefits related to stock-based compensation in the Provision for income taxes. Prior to January 1, 2017, the Company recorded these benefits in Additional paid-in-capital.

Reconciliation of GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	Fourth Quarter 2017	Full Year 2017
GAAP diluted earnings per share (at least)	$0.78	$2.68
Stock-based compensation expenses	0.20	0.93
Included in cost of revenues	0.09	0.35
Included in selling, general and administrative expenses	0.11	0.58
Other acquisition related expenses	—	0.02
Amortization of purchased intangible assets	0.03	0.14
One-time charges	0.00	0.00
Foreign exchange loss	0.03	0.06
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.04)	(0.22)
Excess tax benefits related to stock-based compensation (a)	(0.04)	(0.20)
Non-GAAP diluted earnings per share (at least)	$0.96	$3.41

(a)
Effective January 1, 2017 with the adoption of ASU 2016-09, the Company is prospectively presenting excess tax benefits related to stock-based compensation in the Provision for income taxes. Prior to January 1, 2017, the Company recorded these benefits in Additional paid-in-capital.